UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 12, 2005

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	Commission File Number	93-0256820
(State or other jurisdiction of incorporation or organization)	1-5532-99	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Changes to the Annual Cash Incentive Master Plan

Portland General Electric Company (PGE, or the Company) previously filed a summary description of the provisions of an annual cash incentive master plan for 2004 (Plan), which has not been reduced to a formal document, as Exhibit 10.15 to the Company's Annual Report on Form 10-K filed for the fiscal year ended December 31, 2003. Attached as Exhibit 10.1 to this current report on Form 8-K is an updated summary description of the Plan reflecting, among other things, changes that became effective on February 16, 2005 to eliminate the consent of the Compensation Committee of the Board of Directors of Enron Corp. in the approval of Plan operation and funding level adjustments.

Annual Cash Incentive Master Plan - 2004 Awards

On February 12, 2005, the Board of Directors of PGE (Board) approved the funding for the payment of cash bonus awards for fiscal year 2004 (2004 Awards) under the Plan, including awards for the Chief Executive Officer (CEO) and the four other most highly-compensated officers of PGE (Executive Officers). The 2004 Awards were granted for achievement of 2004 strategic and individual performance goals approved by the Compensation Committee of the Board of Directors of PGE (PGE Compensation Committee). These performance goals are set forth in Attachment A to the updated summary description of the Plan filed as an exhibit hereto.

The strategic and individual performance goals for 2004 were a combination of (i) a financial goal consisting of achievement of a specified level of Net Income (as described in the Plan) and (ii) individual performance goals consisting of achievement of one or more goals related to customer value, trust, supply position, economic growth, employer / employee relationship and operational excellence. The PGE Compensation Committee set Threshold, Target and Maximum levels of Net Income, which determined the funding level of the 2004 Awards ranging from 50% for Threshold to 167% for Maximum.

The PGE Compensation Committee determined the target award opportunity of the CEO. The CEO determined the target award opportunity of the other Executive Officers, subject to approval by the Compensation Committee. The amount of the target award opportunity is expressed as a percentage of base salary paid and ranges from 60% to 100% for the Executive Officers. The attainment of strategic and individual performance goals by Executive Officers resulted in a performance rating, which is aligned with an incentive performance rating percentage ranging from 0% to 120%. The 2004 Awards were calculated by multiplying base salary paid for the year by the product of the target award opportunity, incentive performance rating percentage and a percentage based upon Net Income. Accordingly, the Company's Executive Officers will receive 2004 Awards equal to the following: Peggy Y. Fowler, Chief Executive Officer and President, $376,744; James J. Piro, Executive Vice President, Finance, Chief Financial Officer and Treasurer, $138,857; Douglas R. Nichols, Vice President, General Counsel and Secretary, $124,730; Stephen M. Quennoz, Vice President, Nuclear & Power Supply/Generation, $115,815; and Stephen R. Hawke, Vice President, Customer Service & Delivery, $115,042.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

  Exhibits

Exhibit Description

10.1 Updated summary description of the Portland General Electric Company Annual Cash Incentive Master Plan for 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

February 17, 2005	By:	/s/ James J. Piro
James J. Piro Executive Vice President, Finance Chief Financial Officer and Treasurer

February 17, 2005	By:	/s/ Kirk M. Stevens
Kirk M. Stevens Controller and Assistant Treasurer